UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 19, 2006

The Immune Response Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-18006	33-0255679
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5931 Darwin Court, Carlsbad, California		92008
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(760) 431-7080

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.02 Unregistered Sales of Equity Securities.

As previously reported, in 2006 we closed a private placement of secured convertible notes and warrants to accredited investors. The total notes issued were for an aggregate amount of $8,000,000. The conversion price of the notes is $0.02 per share. As of April 18, 2006, the outstanding principal balance of the notes was $8,000,000.

On April 19, 2006, one of these noteholders converted $12,500 of outstanding principal balance plus accrued interest of $119.44 into 630,973 shares of common stock pursuant to the terms of his note at $0.02 per share.

As previously reported, in 2005 we issued a secured convertible debenture to Cornell Capital Partners, LP ("Cornell Capital") with an original principal amount of $1,000,000. The original conversion price of the debenture was $0.6315 per share, but this was adjusted pursuant to a "ratchet" antidilution provision on February 8, 2006 to $0.02 per share. As of April 19, 2006, the outstanding principal balance of the debenture was $368,330.

On April 20, 2006, Cornell Capital converted $220,000 of the outstanding principal balance of the debenture into 11,000,000 shares of common stock pursuant to the terms of the debenture at the adjusted $0.02 per share.

The 630,973 note conversion shares were issued to the accredited investor noteholder and the 11,000,000 debenture conversion shares were issued to Cornell Capital pursuant to the Securities Act Section 3(a)(9) registration exemption.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Immune Response Corporation

April 21, 2006	By:	/s/ Michael K. Green

Name: Michael K. Green
Title: Chief Operating Officer & Chief Financial Officer